SOURCE: HUDSON VALLEY HOLDING CORP.

FOR IMMEDIATE RELEASE	CONTACT
Hudson Valley Holding Corp. 21 Scarsdale Road Yonkers, NY 10707	Stephen R. Brown President and CEO (914) 771-3073
Michael J. Indiveri Executive Vice President and CFO (914) 768-6834

HUDSON VALLEY HOLDING CORP. ANNOUNCES FINANCIAL RESULTS FOR THE FIRST QUARTER OF 2014

— Continues to benefit from loan growth, credit quality improvement, and low funding costs —

— Launches new products addressing wider array of customer needs with equipment financing business
and

- New ABL unit performing ahead of plan in its first full quarter of operation —

— Net-interest margin improves —

— Declares cash dividend of $0.06 per share —

YONKERS, N.Y. – April 28, 2014 – Hudson Valley Holding Corp. (NYSE: HVB) reported first quarter 2014 earnings, benefitting from continued loan growth, credit quality improvement, and low funding costs.

The parent company of Hudson Valley Bank earned $1.6 million, or $0.08 per diluted share, in the first quarter of 2014, which includes a previously disclosed $1.9 million pre-tax charge ($1.1 million after tax) for prepaying all $16.4 million of the Company’s outstanding Federal Home Loan Bank borrowings and a $0.2 million tax charge related to New York State Corporate Tax Reform enacted on March 31, 2014. Excluding the after-tax impact of these charges, net income was $2.9 million, or $0.14 per share, in the first quarter of 2014.

In the fourth quarter of 2013, the Company reported a loss of $8.5 million, or ($0.43) per share, reflecting a goodwill-impairment charge related to its investment management subsidiary and an other-than-temporary impairment charge on the Company’s collateralized debt obligation securities portfolio. Excluding the after-tax impact of these charges, net income was $3.3 million, or $0.16 per share in the linked quarter. In the first quarter of 2013, the Company earned $3.7 million, or $0.18 per share.

“We continued to take significant steps designed to deploy liquidity and diversify our product offering and customer base,” President and Chief Executive Officer Stephen R. Brown said. “Recent management changes have been made to ensure that our collective focus remains squarely on these efforts, and by the end of the first quarter our new equipment finance business was launched. Additionally, our asset based lending team has already closed transactions totaling $21.8 million in commitments since we brought the team on board in late 2013. Our relationships with current depositors and customers remain exceptionally strong, and replicating that success with new customers within our well-defined market niches will continue to be our emphasis in 2014.”

Balance Sheet
Loans totaled $1.66 billion at March 31, 2014, increasing 1.7 percent during the first quarter and 17.2 percent from March 31, 2013.

Commercial and industrial loans of $284.0 million represented 17.1 percent of total loans at March 31, 2014, compared to 15.9 percent at the end of the linked quarter and 17.7 percent at the end of the year-ago quarter.

Loans secured by 1-4 family residential mortgages of $314.7 million at March 31, 2014, represented 19.0 percent of total loans, compared to 19.6 percent at the end of the linked quarter and 13.3 percent at the end of the year-ago quarter.

The Company maintained very high levels of core deposits, which represented 97 percent of total deposits at the end of the first quarter of 2014. Core deposits, which exclude time deposits greater than $100,000, totaled $2.5 billion at March 31, 2014, compared to $2.5 billion at December 31, 2013 and $2.4 billion at March 31, 2013.

Portfolio Credit Quality

Overall portfolio trends continue to reflect a gradually improving credit environment.

Nonperforming assets (NPAs), which include nonaccrual loans, accruing loans delinquent over 90 days and other real estate owned (OREO), were $21.0 million at March 31, 2014, compared to $23.5 million at December 31, 2013 and $32.1 million at March 31, 2013. NPAs totaled 0.72 percent of total assets at March 31, 2014, compared to 0.78 percent at December 31, 2013 and 1.14 percent at March 31, 2013.

Net recoveries were $0.8 million for the first quarter of 2014, compared to net charge-offs of $0.5 million and $1.3 million in the linked and year-ago quarters, respectively. As a percentage of average loans, annualized charge-offs were 0.13 percent in the linked quarter and 0.36 percent in the year-ago quarter. The Company does not expect ongoing net recoveries in future quarters.

The Company’s allowance for loan losses was $26.9 million at March 31, 2014 compared to $26.0 million at December 31, 2013 and $26.1 million at March 31, 2013. The allowance measured 1.62 percent, 1.59 percent and 1.84 percent of total loans at each of those dates, respectively.

Classified assets at March 31, 2014 represented 18.0 percent of Tier 1 capital plus the allowance for loan losses, compared to 20.7 percent at December 31, 2013 and 35.4 percent at March 31, 2013.

The Company’s provision for loan losses in the first quarter of 2014 was $0.1 million, compared to $0.6 million in the linked quarter and $0.8 million in the year-ago quarter, reflecting changes in credit mix and net recoveries recorded during the first quarter of 2014.

Revenues and Margin
The Company’s net interest margin was 3.14 percent in the first quarter of 2014, compared to 2.95 percent in the linked quarter and 3.18 percent in the year-ago quarter.

Net interest income was $21.7 million in the first quarter of 2014, compared to $20.6 million in the linked quarter and $21.2 million in the year-ago quarter.

The yield on interest-earning assets averaged 3.30 percent in the first quarter of 2014, compared to 3.14 percent in the linked quarter and 3.40 percent in the year-ago quarter. Lower asset yields continued to be partially offset by the Company’s historically low average cost of deposits of 0.17 percent in the first quarter of 2014, compared to 0.18 percent in linked quarter and 0.20 percent in the year-ago quarter.

Non interest income was $2.5 million for the first quarter of 2014, including a $1.9 million prepayment penalty on FHLB borrowings. Non interest income was $2.6 million for the fourth quarter of 2013, including a $1.2 million securities other-than-temporary impairment loss. Non interest income for the first quarter of 2014 was positively affected by higher service charges and stable investment advisory fees. Non interest income was $4.5 million in the first quarter of 2013.

Non Interest Expense
Total non interest expense in the first three months of 2014 was $21.8 million. In the linked quarter, non-interest expense was $39.1 million, including an $18.7 goodwill impairment, and $19.6 million in the first quarter of 2013. Expense savings achieved in 2013 through the elimination of non-profitable operations, have been reinvested into new strategic initiatives designed to diversify our product offering and customer base. These initiatives are already producing value as a result of the activity of the new hires in our ABL and equipment financing units. As such, salaries and employee benefits expense increased to $13.0 million in the first quarter of 2014, compared to $11.5 million and $11.3 million in the linked and year-ago quarters, respectively.

The following table details the Company’s net income and diluted earnings per common share, and the effects of the charges during the first quarter of 2014 and the fourth quarter of 2013.

	Three Months Ended		Three Months Ended
	March 31, 2014		December 31, 2013
		Diluted Earnings		Diluted Earnings
	Dollars in Thousands	Per Common Share	Dollars in Thousands	Per Common Share
Net income before charges	$2,877	$0.14	$3,329	$0.16
FHLB borrowings prepayment penalty, net of tax	(1,090)	(0.05)
Tax charge related to NYS Corporate Tax Reform	(185)	(0.01)
Goodwill impairment, net of tax			(11,106)	(0.55)
Other-than-temporary-impairment loss, net of tax			(726)	(0.04)
Net income (loss), as reported	$1,602	$0.08	($8,503)	($0.43)

Quarterly Cash Dividend and Capital Management
The Company’s board of directors declared a quarterly cash dividend of $0.06 per share, payable on May 16, 2014, to all common stock shareholders of record as of the close of business on May 9, 2014.

At March 31, 2014, the Company maintained a total risk-based capital ratio of 17.5 percent, a Tier 1 risk-based capital ratio of 16.2 percent, and a Tier 1 leverage ratio of 9.7 percent. Its Hudson Valley Bank subsidiary at March 31, 2014 maintained a total risk-based capital ratio of 17.2 percent, a Tier 1 risk-based capital ratio of 15.9 percent, and a Tier 1 leverage ratio of 9.5 percent.

Non-GAAP Financial Disclosures and Reconciliation to GAAP
In addition to evaluating the Company’s results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements this evaluation with an analysis of certain non-GAAP financial measures, such as the tangible equity ratio and tangible book value per share. Management believes these non-GAAP financial measures provide information useful to investors in understanding Hudson Valley Holding Corp.’s underlying operating performance and trends, and facilitates comparisons with the performance of other banks. Further, the tangible equity ratio and tangible book value per share are used by management to analyze the relative strength of Hudson Valley Holding Corp.’s capital position.

In addition, Hudson Valley Holding Corp. in this press release discloses, net income exclusive of the prepayment penalty on FHLB borrowings and the tax charge related to New York State Corporate Tax Reform in the first quarter of 2014, and the goodwill impairment and other-than-temporary impairment charges in the fourth quarter of 2013, and non interest income exclusive of the FHLB prepayment penalty in the first quarter of 2014 and other-than-temporary impairment charges in the fourth quarter of 2013. The Company believes that these presentations of net income are important to investors because it provides a more appropriate comparison to the prior quarter and prior year results.

In light of diversity in presentation among financial institutions, the methodologies used by Hudson Valley Holding Corp. for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

Conference Call

As previously announced, the Company will hold its quarterly conference call to review the Company’s financial results on Tuesday, April 29, 2014 at 10:00 AM ET:

Domestic (toll free): 1-888-317-6016; International (toll): + 1-412-317-6016.

All participants should dial in at least ten minutes prior to the call and request the “Hudson Valley First Quarter Earnings Call.”

A replay of the call will be available one hour from the close of the conference through May 12, 2014 at 9:00 AM ET:

Domestic Toll Free: 1-877-344-7529 — Conference # 10043862; International Toll: +1-412-317-0088 - Conference # 10043862.

Participants will be required to state their name and company upon entering call.

The Company webcast will be available live at 10:00 AM ET, and archived after the call through its website at www.hudsonvalleybank.com.

About Hudson Valley Holding Corp. Through its Hudson Valley Bank subsidiary, headquartered in Yonkers, N.Y., Hudson Valley Holding Corp (NYSE:HVB) serves small- and mid-sized businesses, professional services firms, not-for-profit organizations and their principals throughout metropolitan New York.  The Company focuses on building strategic relationships with its niche customers, providing a full range of banking, deposit, financing, trust and investment management services, in addition to specialized services, such as asset based lending and equipment financing, across varied industries nationwide. With $3.0 billion in assets, $2.6 billion in deposits and 28 branches, Hudson Valley is the largest bank headquartered in Westchester County. Its common stock is traded on the New York Stock Exchange and is a Russell 3000® Index component. More information is available at www.hudsonvalleybank.com.

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Forward Looking Statements

Hudson Valley Holding Corp. (“Hudson Valley”) has made in this press release various forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to earnings, credit quality and other financial and business matters for periods subsequent to March 31, 2014. These statements may be identified by such forward-looking terminology as “expect”, “may”, “will”, “anticipate”, “continue”, “believe” or similar statements or variations of such terms. Hudson Valley cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, and that statements relating to subsequent periods increasingly are subject to greater uncertainty because of the increased likelihood of changes in underlying factors and assumptions. Actual results could differ materially from forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, in addition to those risk factors disclosed in the Hudson Valley’s Annual Report on Form 10-K for the year ended December 31, 2013 include, but are not limited to:

•	the Office of the Comptroller of the Currency (the “OCC”) and other bank regulators may require us to further modify or change our mix of assets, including our concentration in certain types of loans, or require us to take further remedial actions;

•	our inability to deploy our excess cash, reduce our expenses and improve our operating leverage and efficiency;

•	our ability to pay quarterly cash dividends to shareholders in light of our earnings, the current and future economic environment, Federal Reserve Board guidance, our Bank’s capital plan and other regulatory requirements applicable to Hudson Valley or Hudson Valley Bank;

•	the possibility that we may need to raise additional capital in the future and our ability to raise such capital on terms that are favorable to us;

•	further increases in our non-performing loans and allowance for loan losses;

•	ineffectiveness in managing our commercial real estate portfolio;

•	lower than expected future performance of our investment portfolio;

•	inability to effectively integrate and manage the new businesses and lending teams;

•	a lack of opportunities for growth, plans for expansion (including opening new branches) and increased or unexpected competition in attracting and retaining customers;

•	continued poor economic conditions generally and in our market area in particular, which may adversely affect the ability of borrowers to repay their loans and the value of real property or other property held as collateral for such loans;

•	lower than expected demand for our products and services;

•	possible additional impairment of our goodwill and other intangible assets;

•	our inability to manage interest rate risk;

•	increased expense and burdens resulting from the regulatory environment in which we operate and our ability to comply with existing and future regulatory requirements;

•	our inability to maintain regulatory capital above the minimum levels Hudson Valley Bank has set as its minimum capital levels, or such higher capital levels as may be required;

•	proposed legislative and regulatory action may adversely affect us and the financial services industry;

•	legislative and regulatory actions (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations) may subject us to additional regulatory oversight which may result in increased compliance costs and/or require us to change our business model;

•	future increased Federal Deposit Insurance Corporation, or FDIC, special assessments or changes to regular assessments;

•	potential liabilities under federal and state environmental laws;

•	legislative and regulatory changes to laws governing New York State’s taxation of HVB’s REIT subsidiary.

We assume no obligation for updating any such forward-looking statements at any given time.

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
For the three months ended March 31, 2014 and 2013
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31
	2014	2013
Interest Income:
Loans, including fees	$19,538	$19,259
Securities:
Taxable	2,318	2,195
Exempt from Federal income taxes	630	768
Federal funds sold	8	11
Deposits in banks	341	448
Total interest income	22,835	22,681

Interest Expense:
Deposits	1,090	1,247
Securities sold under repurchase agreements and other short-term borrowings	6	9
Other borrowings	10	179
Total interest expense	1,106	1,435

Net Interest Income	21,729	21,246
Provision for loan losses	78	772
Net interest income after provision for loan losses	21,651	20,474

Non Interest Income (Loss):
Service charges	1,783	1,739
Investment advisory fees	1,927	1,933
Realized gains on securities available for sale, net	26	—
Gain on sales and revaluations of loans and other real estate owned, net	—	17
Prepayment penalty — FHLB Borrowings	(1,860)	—
Other income	603	828
Total non interest income (loss)	2,479	4,517

Non Interest Expense:
Salaries and employee benefits	13,039	11,282
Occupancy	2,019	2,109
Professional services	1,693	1,505
Equipment	998	1,056
Business development	671	452
FDIC assessment	606	944
Other operating expenses	2,764	2,263
Total non-interest expense	21,790	19,611

Income Before Income Taxes	2,340	5,380
Income Taxes	738	1,729
Net Income	$1,602	$3,651

Basic Earnings Per Common Share	$0.08	$0.18
Diluted Earnings Per Common Share	$0.08	$0.18

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
March 31, 2014 and December 31, 2013
(Dollars in thousands, except share and per share data)

	March 31	December 31
	2014	2013
ASSETS
Cash and non interest earning due from banks	$48,130	$37,711
Interest earning deposits in banks	552,729	661,643

Total cash and cash equivalents	600,859	699,354
Federal funds sold	18,866	27,134
Securities available for sale, at estimated fair value (amortized cost of $537,070 in
2014 and $550,785 in 2013)	532,341	542,198
Securities held to maturity, at amortized cost (estimated fair value of $6,236 in
2014 and $6,555 in 2013)	5,951	6,238
Federal Home Loan Bank of New York (FHLB) stock	2,740	3,478
Loans (net of allowance for loan losses of $26,904 in 2014 and $25,990 in 2013)	1,632,795	1,606,179
Accrued interest and other receivables	17,933	14,663
Premises and equipment, net	14,736	15,103
Deferred income tax, net	25,697	31,433
Bank owned life insurance	41,855	41,224
Goodwill	5,142	5,142
Other intangible assets	665	713
Other assets	6,621	6,340
TOTAL ASSETS	$2,906,201	$2,999,199

LIABILITIES
Deposits:
Non-interest bearing	$970,733	$1,069,631
Interest bearing	1,591,285	1,564,113
Total deposits	2,562,018	2,633,744
Securities sold under repurchase agreements and other short-term borrowings	31,183	34,379
Other borrowings	—	16,388
Accrued interest and other liabilities	25,447	30,379
TOTAL LIABILITIES	2,618,648	2,714,890

STOCKHOLDERS’ EQUITY
Preferred Stock, $0.01 par value; authorized 15,000,000 shares; no shares
outstanding in 2014 and 2013, respectively	—	—
Common stock, $0.20 par value; authorized 25,000,000 shares: outstanding
20,032,431 and 19,935,559 shares in 2014 and 2013, respectively	4,266	4,247
Additional paid-in capital	351,448	351,108
Retained earnings (deficit)	(6,706)	(7,111)
Accumulated other comprehensive loss	(3,891)	(6,371)
Treasury stock, at cost; 1,299,414 shares in 2014 and 2013	(57,564)	(57,564)
TOTAL STOCKHOLDERS’ EQUITY	287,553	284,309

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,906,201	$2,999,199

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
Average Balances and Interest Rates
For the three months ended March 31, 2014 and 2013
(Dollars in thousands)

The following table sets forth the average balances of interest earning assets and interest bearing liabilities for the periods indicated, as well as total interest and corresponding yields and rates.
	Three Months Ended March 31,
		2014			2013
	-			-		-
(Unaudited)	Average		Yield/	Average		Yield/
	Balance	Interest (3)	Rate	Balance	Interest (3)	Rate

ASSETS
Interest earning assets:
Deposits in Banks	$585,180	$341	0.23%	$753,296	$448	0.24%
Federal funds sold	20,386	8	0.16%	25,562	11	0.17%
Securities: (1)
Taxable	456,914	2,318	2.03%	385,790	2,195	2.28%
Exempt from federal income taxes	91,162	969	4.25%	83,889	1,182	5.64%
Loans, net (2)	1,615,848	19,538	4.84%	1,422,132	19,259	5.42%
Total interest earning assets	2,769,490	23,174	3.35%	2,670,669	23,095	3.46%

Non interest earning assets:
Cash & due from banks	59,397			52,252
Other assets	111,579			136,630
Total non-interest earning assets	170,976			188,882

Total assets	$2,940,466			$2,859,551

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest bearing liabilities:
Deposits:
Money market	$895,318	$745	0.33%	$861,737	$841	0.39%
Savings	124,311	43	0.14%	130,327	92	0.28%
Time	115,035	133	0.46%	129,011	163	0.51%
Checking with interest	456,403	169	0.15%	367,671	151	0.16%
Securities sold under repo & other s/t borrowings	28,900	6	0.08%	29,945	9	0.12%
Other borrowings	911	10	4.39%	16,422	179	4.36%
Total interest bearing liabilities	1,620,878	1,106	0.27%	1,535,113	1,435	0.37%

Non interest bearing liabilities:
Demand deposits	998,911			1,004,275
Other liabilities	30,830			29,266
Total non interest bearing liabilities	1,029,741			1,033,541

Stockholders’ equity (1)	289,847			290,897
Total liabilities and stockholders’ equity	$2,940,466			$2,859,551

Net interest earnings		$22,068			$21,660
Net yield on interest earning assets			3.19%			3.24%
—
(1) Excludes unrealized gains (losses) on securities available for sale. Management believes that this presentation more closely reflects actual performance, as it is more consistent with the Company’s stated asset/liability management strategies, which have not resulted in significant realization of temporary market gains or losses on securities available for sale which were primarily related to changes in interest rates. Effects of these adjustments are presented in the table below.

(2) Includes loans classified as non-accrual.
(3) The data contained in the table has been adjusted to a tax equivalent basis, based on the Company’s federal statutory rate of 35 percent. Management believes that this presentation provides comparability of net interest income and net interest margin arising from both taxable and tax-exempt sources and is consistent with industry practice and SEC rules. Effects of these adjustments are presented in the table below.

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
Financial Highlights
First Quarter 2014 and 2013
(Dollars in thousands, except per share data)

	3 months ended	3 months ended
	Mar 31	Mar 31
	2014	2013

Earnings:
Net Interest Income	$21,729	$21,246
Non Interest Income	$2,479	$4,517
Non Interest Expense	$21,790	$19,611
Net Income	$1,602	$3,651
Net Interest Margin	3.14%	3.18%
Net Interest Margin (FTE) (1)	3.19%	3.24%

Diluted Earnings Per Share	$0.08	$0.18
Dividends Per Share	$0.06	$0.06
Return on Average Equity	2.23%	5.02%
Return on Average Assets	0.22%	0.51%
Efficiency Ratio (2)	82.60%	74.97%

Average Balances:
Average Assets	$2,935,509	$2,859,443
Average Net Loans	$1,615,848	$1,422,132
Average Investments	$548,076	$469,679
Average Interest Earning Assets	$2,764,533	$2,670,561
Average Deposits	$2,589,978	$2,493,021
Average Borrowings	$29,811	$46,367
Average Interest Bearing Liabilities	$1,620,878	$1,535,113
Average Stockholders’ Equity	$286,740	$290,950

Asset Quality — During Period:
Provision for Loan Losses	$78	$772
Net (Recoveries) Charge-offs	($836)	$1,296

(1) See Non-GAAP financial measures and reconciliation to GAAP below.
(2) The efficiency ratio (a lower ratio indicates greater efficiency) compares non interest expense to adjusted total revenue (taxable equivalent net interest income, plus non interest income, excluding gains or losses on sales or revaluations of investment securities and other assets and penalties on prepayment of borrowings.

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
Selected Quarterly Balance Sheet Data
(Dollars in thousands except per share data)

	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2014	2013	2013	2013	2013

Period End Balances:
Total Assets	$2,906,201	$2,999,199	$3,021,520	$2,981,975	$2,828,809
Total Investments	$538,292	$548,436	$536,339	$530,704	$483,792
Net Loans	$1,632,795	$1,606,179	$1,552,125	$1,454,191	$1,386,694
Goodwill and Other Intangible Assets	$5,807	$5,855	$24,602	$24,650	$24,697
Total Deposits	$2,562,018	$2,633,744	$2,664,940	$2,625,115	$2,464,197
Total Stockholders’ Equity	$287,553	$284,309	$290,702	$289,466	$292,895
Tangible Common Equity (1)	$281,746	$278,454	$266,100	$264,816	$268,198
Common Shares Outstanding	20,032,431	19,935,559	19,903,337	19,898,145	19,880,657
Book Value Per Share	$14.35	$14.26	$14.61	$14.55	$14.73
Tangible Book Value Per Share (1)	$14.06	$13.97	$13.37	$13.31	$13.49
Tangible Common Equity Ratio — HVHC (1)	9.7%	9.3%	8.9%	9.0%	9.6%

Tier 1 Leverage Ratio — HVHC	9.7%	9.5%	9.2%	9.3%	9.5%
Tier 1 Risk Based Capital Ratio — HVHC	16.2%	16.2%	15.9%	16.5%	17.1%
Total Risk Based Capital Ratio — HVHC	17.5%	17.5%	17.2%	17.7%	18.3%
Tier 1 Leverage Ratio — HVB	9.5%	9.3%	9.0%	9.1%	9.3%
Tier 1 Risk Based Capital Ratio — HVB	15.9%	15.8%	15.7%	16.2%	16.8%
Total Risk Based Capital Ratio — HVB	17.2%	17.1%	16.9%	17.4%	18.0%

Gross Loans (excluding Loans Held-For-Sale):
Commercial Real Estate	$587,366	$593,476	$598,996	$594,301	$576,409
Construction	81,331	88,311	82,310	72,337	70,212
Residential Multi-Family	249,661	226,898	214,853	196,438	195,016
Residential Other	429,379	432,999	396,477	328,922	294,798
Commercial and Industrial	284,025	258,578	254,723	261,469	249,794
Individuals	12,908	17,388	17,352	16,752	17,696
Lease Financing	14,000	13,140	12,068	10,154	11,043
Total Loans	$1,658,670	$1,630,790	$1,576,779	$1,480,373	$1,414,968

Asset Quality — Period End:
Allowance for Loan Losses	$26,904	$25,990	$25,863	$25,926	$26,088
Loans 31-89 Days Past Due Accruing	$9,590	$4,625	$3,704	$8,824	$19,323
Loans 90 Days or More Past Due Accruing (90 PD)	$0	$0	$0	$0	$0
Nonaccrual Loans (NAL)	$21,006	$23,489	$33,964	$30,267	$32,140
Other Real Estate Owned (OREO)	$0	$0	$0	$0	$0
Nonperforming Assets (90 PD+NAL+OREO)	$21,006	$23,489	$33,964	$30,267	$32,140
Allowance / Total Loans	1.62%	1.59%	1.64%	1.75%	1.84%
NAL / Total Loans	1.27%	1.44%	2.15%	2.04%	2.27%
NAL + 90 PD / Total Loans	1.27%	1.44%	2.15%	2.04%	2.27%
NAL + 90 PD + OREO / Total Assets	0.72%	0.78%	1.12%	1.01%	1.14%
Nonperforming Assets / Total Assets	0.72%	0.78%	1.12%	1.01%	1.14%

(1) See Non-GAAP financial disclosures and reconciliation to GAAP below.

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
Selected Quarterly Income Statement Data
(Dollars in thousands except per share data)

	3 Months Ended	3 Months Ended	3 Months Ended	3 Months Ended	3 Months Ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2014	2013	2013	2013	2013

Interest Income	$22,835	$21,946	$22,409	$22,547	$22,681
Interest Expense	1,106	1,336	1,396	1,479	1,435
Net Interest Income	21,729	20,610	21,013	21,068	21,246
Provision for Loan Losses	78	648	767	289	772
Non Interest Income	2,479	2,557	4,189	3,881	4,517
Non Interest Expense	21,790	39,126	21,546	19,818	19,611
Income (Loss) Before Income Taxes	2,340	(16,607)	2,889	4,842	5,380
Income Taxes	738	(8,104)	394	1,355	1,729
Net Income (Loss)	$1,602	($8,503)	$2,495	$3,487	$3,651

Diluted Earnings (Loss) Per Share	$0.08	($0.43)	$0.13	$0.18	$0.18

Net Interest Margin	3.14%	2.95%	2.99%	3.06%	3.18%

Average Cost of Deposits (1)	0.17%	0.18%	0.18%	0.20%	0.20%

(1) Includes noninterest bearing deposits

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
Non-GAAP Financial Measures and Reconciliation to GAAP
(Dollars in thousands except per share data)

	Three Months Ended
	March 31
	2014	2013
Total interest earning assets:
As reported	$2,763,987	$2,670,561
Unrealized (loss) on securities
available-for-sale (a)	(4,957)	(108)

Adjusted total interest earning assets (1)	$2,768,944	$2,670,669

Net interest income:
As reported	$21,729	$21,246
Adjustment to tax equivalency basis (b)	339	414

Adjusted net interest earnings (1)	$22,068	$21,660

Net yield on interest earning assets:
As reported	3.14%	3.18%
Effects of (a) and (b) above	0.05%	0.06%

Adjusted net yield on interest earning assets (1)	3.19%	3.24%

Average stockholders’ equity:
As reported	$286,740	$290,950
Effects of (a) and (b) above	(3,107)	53

Adjusted average stockholders’ equity (1)	$289,847	$290,897

Interest income:
As reported	$22,835	$22,681
Adjustment to tax equivalency basis (b)	339	414

Adjusted interest income (1)	$23,174	$23,095

Gross yield on interest earning assets:
As reported	3.30%	3.40%
Effects of (a) and (b) above	0.05%	0.06%

Adjusted gross yield on interest earning assets (1)	3.35%	3.46%

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
Non-GAAP Financial Measures and Reconciliation to GAAP (Continued)
(Dollars in thousands except per share data)

	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2014	2013	2013	2013	2013
-

Tangible Equity Ratio:
Total Stockholders’ Equity:
As reported	$287,553	$284,309	$290,702	$289,466	$292,895
Less: Goodwill and other intangible assets	5,807	5,855	24,602	24,650	24,697
Tangible stockholders’ equity	$281,746	$278,454	$266,100	$264,816	$268,198

Total Assets:
As reported	$2,906,201	$2,999,199	$3,021,520	$2,981,975	$2,828,809
Less: Goodwill and other intangible assets	5,807	5,855	24,602	24,650	24,697
Tangible Assets	$2,900,394	$2,993,344	$2,996,918	$2,957,325	$2,804,112

Tangible equity ratio (2)	9.7%	9.3%	8.9%	9.0%	9.6%

Tangible Book Value Per Share:
Tangible stockholders’ equity	$281,746	$278,454	$266,100	$264,816	$268,198
Common shares outstanding	20,032,431	19,935,559	19,903,337	19,898,145	19,880,657
Tangible book value per share (2)	$14.06	$13.97	$13.37	$13.31	$13.49

(1) Adjusted total interest earning assets, net interest earnings, net yield on interest earning assets and average stockholders’ equity exclude the effects of unrealized net gains and losses on securities available for sale. These are non-GAAP financial measures. Management believes that this alternate presentation more closely reflects actual performance, as it is more consistent with the Company’s stated asset/liability management strategies which have not resulted in significant realization of temporary market gains or losses on securities available for sale which were primarily related to changes in interest rates. As noted in the Company’s 2014 Proxy Statement, net income as a percentage of adjusted average stockholders’ equity is one of several factors utilized by management to determine total compensation.

(2) Tangible equity ratio and tangible book value for share are non-GAAP financial measurements. Management believes these non-GAAP financial measures provide information useful to investors in understanding the Company’s underlying operating performance and trends, and facilitates comparisons with the performance of other banks and are used by management to analyze the relative strength of the Company’s capital position.